SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Wind Energy America Inc.

(Name of Registrant as Specified in Charter)

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WIND ENERGY AMERICA INC.

12100 Singletree Lane – Suite 100

Eden Prairie, MN 55344

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 25, 2009

To: Shareholders of Wind Energy America Inc.

A special meeting of shareholders of Wind Energy America Inc., a Minnesota corporation, (the “Company”) will be held on Saturday, April 25, 2009 at 10:00 a .m. local time, at 1058 Centerville Circle, Vadnais Heights, MN 55127 for the following purpose:

To consider and vote upon an amendment to the Articles of Incorporation of the Company which will increase the authorized common shares of the Company from 50,000,000 to 100,000,000 shares of common stock.

The Board of Directors has fixed March 15, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on this record date are entitled to notice of and to vote at this special meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors

Robert O. Knutson, Managing Director

Dated March 19, 2009

WIND ENERGY AMERICA INC.

INFORMATION STATEMENT

This Information Statement is being furnished pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, by the Board of Directors of Wind Energy America Inc., a Minnesota corporation. This Information Statement is being furnished to our stockholders of record as of March 15, 2009 for the purpose of informing our stockholders regarding a proposed amendment to our Articles of Incorporation as described in this Information Statement.

Our Board of Directors has unanimously approved amending Our Articles of Incorporation to increase our authorized shares of common stock from 50,000,000 to 100,000,000 shares. Our Board of Directors has also set a date of April 25, 2009 for a special meeting of our shareholders to vote upon this proposed amendment to our Articles of Incorporation, and a notice of this meeting accompanies this Information Statement. The proposed amendment to our Articles of Incorporation is as follows:

Article Five - The present Article Five shall be deleted in whole and replaced by the following amendment:

The capital stock of this corporation shall consist of 110,000,000 shares, which includes 100,000,000 shares of common stock of $0.05 par value per share, and 10,000,000 shares of preferred stock of no par value per share, with the Board of Directors having the discretion to issue preferred shares in one or more series or classes and further in their discretion being able to fix and determine the designations, rights, preferences, voting status, dividends, or other terms of each class or series of preferred stock.

This amendment to the Articles of Incorporation of the Company will become effective upon its being filed with the Secretary of State of Minnesota which we anticipate will occur on or about April 27, 2009, provided that such filing will not occur until 20 days after this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and similar parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors has fixed the close of business on March 15, 2009 as the record date for the determination of shareholders who are entitled to receive this Information Statement and its accompanying Notice of Special Meeting of Shareholders. There were 49,990,000 shares of our common stock issued and outstanding on such record date. We anticipate that this Information Statement will be mailed on or about March 30, 2009 to all persons who were shareholders of record as of the record date.

WE ARE NOT ASKING YOU FOR A PROXY. PLEASE UNDERSTAND THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT TO INFORM YOU IN REGARDS TO THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION.

Reasons for Proposed Amendment to Articles

Increase of Common Shares - Our current Articles of Incorporation only authorize a total of 50,000,000 common shares. Our Board of Directors has decided that we need the proposed increase to 100,000,000 common shares to complete committed issuances for past transactions and for future business flexibility including essential future financing activities, without the requirement of further shareholder action. Potential uses of additional authorized common shares may include public or private offerings, reserved shares for convertible securities and stock options or warrants, or acquisition transactions. We will have the flexibility of issuing additional common shares when needed without the considerable expense and delay of seeking shareholder approval.

The adoption of this amendment to our Articles of Incorporation will not of itself without further action of our directors cause any changes in our current capital accounts or outstanding common stock.

Effect of Changes to Our Authorized Capital Stock

The proposed increase in our authorized common stock will not have any immediate effect on the rights of existing stockholders. In the future, however, our Board of Directors in their sole discretion will have without further shareholder approval the right to issue all increased authorized common stock. To the extent that additional authorized common shares are issued in the future, they will decrease the percentage equity ownership of existing shareholders. Moreover, depending on the price at which they are issued, such additional issuances of shares could be dilutive to existing shareholders.

The proposed increase in our capital common stock structure and the subsequent issuance of such shares also could have the effect of delaying or preventing a change in control of our company without involvement of our shareholders. For example, these additional authorized shares could be used to dilute the stock ownership or voting rights of a person seeking to gain control of our company.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth as of the record date of March 15, 2009 certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and officers. Each person indicated has sole voting and investment power with respect to their shares of common stock. Beneficial ownership has been determined in accordance with the rules of the SEC. Unless otherwise indicated, the address of the following persons is 12100 Singletree Lane – Suite 100, Eden Prairie, MN 55344.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage Owned

Robert A. Williams(1)	l,193,933	2.4%
Steven A. McMichael(2)	947,167	1.9%
Robert O. Knutson(3)	915,000	1.8%
Boreal Energy Inc.	14,350,000	28.7%
1058 Centerville Circle
Vadnais Heights, MN 55127

All officers and directors as a group (3 persons)	3,056,100	6.0%

(1)	Includes 350,000 shares underlying stock purchase warrants and 248,233 shares in the record name of Robert A. Williams Trust.
(2)	Includes 500,000 shares underlying stock purchase warrants, 100,000 shares held of record by his wife, and 285,000 shares owned indirectly through his ownership of common shares of Boreal Energy Inc.
(3)	Includes 600,000 shares underlying stock purchase warrants.

All of our principal shareholders, officers and directors have informed us they intend to vote for approval of the proposed amendment to our Articles of Incorporation described in this Information Statement.

Additional Information

For more detailed information on our corporation, including acquisition transactions, operational activities and financial statements, please refer to our Form 10-K annual reports, our 10-Q quarterly reports, and any current Form 8-K reports which have been filed with the SEC from time to time. These reports may be accessed from the SEC’s EDGAR filing database at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Wind Energy America Inc. has duly caused this document to be signed by the undersigned hereunto authorized.

Dated: March 19, 2009

WIND ENERGY AMERICA INC.

/s/ Robert O. Knutson
Robert O. Knutson Managing Director